Exhibit 99.1

Cyxtera Announces Second Quarter 2021 Results

Miami, FL August 9, 2021 – Cyxtera (NASDAQ: CYXT), a global leader in data center colocation and interconnection services, today released financial results for the quarter ended June 30, 2021.

“In the second quarter of 2021 our team built on the momentum we created through 2020 and the first quarter this year to again deliver solid results,” said Nelson Fonseca, Cyxtera’s Chief Executive Officer. “With the continued positive trends we’re seeing across our business, we believe that we are well positioned to continue our growth trajectory and successfully execute on our strategy to deliver innovative, industry-leading solutions for our customers’ digital transformation needs across our global data center platform.”

Q2 2021 Financial Highlights

•	Total revenue increased in Q2 2021 by $2.2 million or 1.3% year-over-year to $175.4 million.

•	Recurring revenue increased by $2.2 million or 1.3% year-over-year to $167.3 million.

•	Core revenue increased by $10.6 million or 7.1% year-over-year to $159.4 million.

•

Transaction Adjusted EBITDA increased by $3.2 million or 5.4% year-over-year, to $62.3 million, principally due to higher revenue and improvements in cost of revenue on a Net Loss of $93.0 million in the quarter, inclusive of a $58.9 million restructuring charge for the closure of the Company’s Moses Lake facility.

Q2 2021 Business Highlights

•	Continued positive sales momentum resulted in core bookings increasing by approximately 54% over the same quarter last year.

•	Average monthly churn of 0.9% for Q2 2021 improved over the same quarter of last year.

•	Selected Nextera Energy Resources as a preferred supplier of Green Energy to accelerate sustainability initiatives.

•	Secured a new 9-MW facility in Silicon Valley and announced capacity expansions in existing Silicon Valley and Chicago facilities.

•	Successfully extended the majority of the Company’s Revolving Credit Facility with the strong support of the lender group to November of 2023.

“We are pleased with our second quarter performance. In addition, we have completed our business combination with Starboard Value Acquisition Corp, which strengthened our balance sheet and financial position, including the repayment of the second lien, reducing our leverage ratio from 10.0x to 8.0x,” said Carlos Sagasta, Cyxtera’s Chief Financial Officer.

2021 Outlook

For the full year 2021, the Company continues to expect total revenue of $681 to $702 million and Transaction Adjusted EBITDA of $217 to $223 million. The company now expects expansion capital expenditures of $65 to $80 million. The top end of the range represents a $15 million increase from previous guidance, and reflects the recently announced expansion capacity in top tier North American and International markets.

Q2 2021 Results Conference Call and Replay Information

Cyxtera will host a conference call and webcast to discuss its quarterly results for the period ended June 30, 2021 on Tuesday, August 17, 2021 at 4:30 PM Eastern Time. The live webcast of the call can be accessed at the Cyxtera Investor Relations website at http://ir.cyxtera.com/ along with the Company’s earnings press release and earnings presentation designed to accompany the discussion of the financial results. Participants can also register for the webcast at https://event.on24.com/wcc/r/3356584/44672E3AC4ED3383436505D58B97251B.

The U.S. dial-in for the call is 1-866-777-2509 (1-412-317-5413 for non-U.S. callers). Please ask to join the Cyxtera Q2 2021 earnings call. A replay of the conference call will be available until August 24, 2021, at 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on Cyxtera’s Investor Relations website for one year. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 10159531.

Investor Presentation and Supplemental Financial Information

Concurrently with holding its conference call, Cyxtera will make available on its website a presentation designed to accompany the discussion of the company’s financial results along with supplemental financial information. When available, the presentation and supplemental financial information can be accessed on the Cyxtera Investor Relations website at http://ir.cyxtera.com/.

About Cyxtera

Cyxtera is a global leader in data center colocation and interconnection services. The company operates a footprint of more than 60 data centers in 29 markets around the world, providing services to more than 2,300 leading enterprises and U.S. federal government agencies. Cyxtera brings proven operational excellence, global scale, flexibility and customer-focused innovation together to provide a comprehensive portfolio of data center and interconnection services. For more information, please visit www.cyxtera.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “expects,” “will,” “projected,” “continue,” “increase,” and/or similar expressions that concern Cyxtera’s strategy, plans or intentions, but the absence of these words does not mean that a statement is not forward-looking. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management’s belief or interpretation of information currently available. Because forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Cyxtera’s control. Actual results and conditions (financial or otherwise) may differ materially from those indicated in the forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results and conditions to differ materially from those indicated in the forward-looking statements, including, but not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; the risk that the market price of the company’s securities may decline if the transaction’s benefits do not meet the expectations of investors or securities analysts; risks relating to the uncertainty of Cyxtera’s projected operating and financial information; the impact of Cyxtera’s substantial debt on its future cash flows and its ability to raise additional capital in the future; adverse global economic conditions and credit market uncertainty; the regulatory, currency, legal, tax and other risks related to Cyxtera’s international operations; the United Kingdom’s withdrawal from the

European Union and the potential negative effect on global economic conditions, financial markets and Cyxtera’s business; the effects of the COVID-19 pandemic on Cyxtera’s business or future results; the ability to access external sources of capital on favorable terms or at all, which could limit Cyxtera’s ability to execute its business and growth strategies; fluctuations in foreign currency exchange rates in the markets in which Cyxtera operates internationally; physical and electronic security breaches and cyber-attacks, which could disrupt Cyxtera’s operations; Cyxtera’s dependence upon the demand for data centers; Cyxtera’s products and services having a long sales cycle that may harm its revenues and operating results; any failure of Cyxtera’s physical infrastructure or negative impact on its ability to provide its services, or damage to customer infrastructure within its data centers, which could lead to significant costs and disruptions that could reduce Cyxtera’s revenue and harm its business reputation and financial results; inadequate or inaccurate external and internal information, including budget and planning data, which could lead to inaccurate financial forecasts and inappropriate financial decisions; maintaining sufficient insurance coverage; environmental regulations and related new or unexpected costs; climate change and responses to it; prolonged power outages, shortages or capacity constraints; the combined company’s ability to recruit or retain key executives and qualified personnel; the ability to compete successfully against current and future competitors; Cyxtera’s fluctuating operating results; incurring substantial losses, as Cyxtera has previously; Cyxtera’s ability to renew its long-term data center leases on acceptable terms, or at all; Cyxtera’s government contracts, which are subject to early termination, audits, investigations, sanctions and penalties; failure to attract, grow and retain a diverse and balanced customer base; future consolidation and competition in Cyxtera’s customers’ industries, which could reduce the number of Cyxtera’s existing and potential customers and make it dependent on a more limited number of customers; Cyxtera’s reliance on third parties to provide internet connectivity to its data centers; disruption or termination of connectivity; government regulation; the non-realization of the financial or strategic goals related to acquisitions that were contemplated at the time of any transaction; Cyxtera’s ability to protect its intellectual property rights; Cyxtera’s ability to continue to develop, acquire, market and provide new offerings or enhancements to existing offerings that meet customer requirements and differentiate it from its competitors; disruptions associated with events beyond its control, such as war, acts of terror, political unrest, public health concerns, labor disputes or natural disasters; sales or issuances of shares of the combined company’s common stock may adversely affect the market price of the combined company’s common stock; the requirements of being a public company, including maintaining adequate internal control over financial and management systems; risks related to corporate social responsibility; Cyxtera’s ability to lease available space to existing or new customers, which could be constrained by its ability to provide sufficient electrical power; Cyxtera’s ability to adapt to changing technologies and customer requirements; Cyxtera’s ability to manage its growth; risks related to litigation, securities class action or threatened litigation which may divert management time and attention, require Cyxtera to pay damages and expenses or restrict the operation of its business; the volatility of the market price of the combined company’s stock; the incurrence of goodwill and other intangible asset impairment charges, or impairment charges to Cyxtera’s property, plant and equipment, which could result in a significant reduction to its earnings; U.S. and foreign tax legislation and future changes to applicable U.S. or foreign tax laws and regulations and/or their interpretation may have an adverse effect on Cyxtera’s business, financial condition and results of operations and tax rules and regulations are subject to interpretation and require judgment by Cyxtera that may be successfully challenged by the applicable taxation authorities upon audit, which could result in additional tax liabilities; and Cyxtera’s ability to use its United States federal and state net operating losses to offset future United States federal and applicable state taxable income may be subject to certain limitations which could accelerate or permanently increase taxes owed. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the definitive proxy statement related to the business combination filed by Starboard Value Acquisition Corp. and other documents filed by Cyxtera from time to time with the SEC. There may be additional risks that Cyxtera does not presently know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Cyxtera’s expectations, plans or forecasts of future events and views as of the date of this press release. Accordingly, you should not place undue reliance upon any such forward-looking statements in this press release. Neither Cyxtera nor any of its affiliates assume any obligation to update this press release, except as required by law.

Statement Regarding Non-GAAP Financial Measures

This press release includes Transaction Adjusted EBITDA, which is a supplemental measure that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). Transaction Adjusted EBITDA represents the measure of EBITDA disclosed to SVAC in connection with its consideration of the recently completed business combination transaction between SVAC and Cyxtera. Cyxtera defines Transaction Adjusted EBITDA as net income (loss) before the following items: depreciation and amortization, interest and other expenses, income tax (benefit) / expense, equity-based compensation, straight line rent adjustment, amortization of favorable / unfavorable leasehold interest & asset retirement obligation accretion, stand-up separation & other, restructuring costs & other, and impairment on note and other receivables from affiliate. As a Non-GAAP financial measure, Transaction Adjusted EBITDA excludes items that are significant in understanding and assessing Cyxtera’s financial results or position. Therefore, this measure should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Cyxtera’s presentation of this measure may not be comparable to similarly-titled measures used by other companies. You should review Cyxtera’s unaudited financial statements and the reconciliation of the non-GAAP financial measures included in this press release to the most directly comparable GAAP financial measures provided in this release and not rely on any single financial measure to evaluate Cyxtera’s business.

This press release also includes certain projections of non-GAAP financial measures concerning the company. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, the company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward looking non GAAP financial measures is included.

This press release also includes disclosure concerning the company’s leverage ratio. The leverage ratio is calculated by dividing net debt by trailing twelve months’ Transaction Adjusted EBITDA calculated as of June 30, 2021. Net debt is equal to total debt minus cash and cash equivalents.

CYXTERA TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets

(in millions, except share information)

(unaudited)

	June 30, 2021	December 31, 2020
Assets:
Current assets:
Cash	$59.5	$120.7
Accounts receivable, net of allowance of $0.8 and $1.4, respectively	16.3	33.5
Prepaid and other current assets	38.6	41.9
Due from affiliates	—	117.1

Total current assets	114.4	313.2
Property and equipment, net	1,524.3	1,580.7
Goodwill	764.0	762.2
Intangible assets, net	553.1	586.3
Other assets	24.4	23.7

Total assets	$2,980.2	$3,266.1

Liabilities and shareholder’s equity:
Current liabilities:
Accounts payable	$46.8	$48.9
Accrued expenses	72.7	88.4
Due to affiliates	—	22.7
Current portion of long-term debt, capital leases and other financing obligations	53.3	65.0
Deferred revenue	59.9	60.2
Other current liabilities	7.6	6.8

Total current liabilities	240.3	292.0
Long-term debt, net of current portion	1,289.6	1,311.5
Capital leases and other financing obligations, net of current portion	919.4	933.1
Deferred income taxes	52.0	77.8
Other liabilities	159.3	93.9

Total liabilities	2,660.6	2,708.3

Commitments and contingencies
Shareholder’s equity:
Common shares, $0.01 par value; 1,000 shares authorized; 0.88 of a share and 0.96 of a share issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	1,410.3	1,504.6
Accumulated other comprehensive income	18.4	16.7
Accumulated deficit	(1,109.1)	(963.5)

Total shareholder’s equity	319.6	557.8

Total liabilities and shareholder’s equity	$2,980.2	$3,266.1

CYXTERA TECHNOLOGIES, INC.

Condensed Consolidated Statements of Operations

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$175.4	$173.2	$348.3	$345.7

Operating costs and expenses:
Cost of revenues, excluding depreciation and amortization	95.5	94.1	193.9	190.0
Selling, general and administrative expenses	22.9	25.8	50.5	56.9
Depreciation and amortization	60.5	57.9	121.1	114.9
Restructuring, impairment, site closures and related costs	58.9	—	67.0	—
Impairment of notes receivable and other amounts due from affiliate	—	2.1	—	8.8

Total operating costs and expenses	237.8	179.9	432.5	370.6

Loss from operations	(62.4)	(6.7)	(84.2)	(24.9)
Interest expense, net	(43.1)	(42.1)	(86.3)	(85.4)
Other expenses, net	(0.4)	(0.4)	(0.9)	(0.7)

Loss from operations before income taxes	(105.9)	(49.2)	(171.4)	(111.0)
Income tax benefit (expense)	12.9	(6.3)	25.8	8.1

Net loss	$(93.0)	$(55.5)	$(145.6)	$(102.9)

CYXTERA TECHNOLOGIES, INC.

Condensed Consolidated Statements of Comprehensive Loss

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	$(93.0)	$(55.5)	$(145.6)	$(102.9)

Other comprehensive income (loss):
Foreign currency translation adjustment	1.5	2.6	1.7	(14.8)

Other comprehensive income (loss)	1.5	2.6	1.7	(14.8)

Comprehensive loss	$(91.5)	$(52.9)	$(143.9)	$(117.7)

CYXTERA TECHNOLOGIES, INC.

Condensed Consolidated Statements of Cash Flows

(in millions)

(unaudtied)

	Six Months Ended June 30,
	2021	2020
Net loss	$(145.6)	$(102.9)

Cash flows from operating activities:
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	121.1	114.9
Restructuring, impairment, site closures and related costs	2.0	—
Amortization of favorable/unfavorable leasehold interests, net	2.2	1.6
Amortization of debt issuance costs and fees, net	2.7	2.9
Impairment of notes receivable and other amounts due from affiliate (Note 16)	—	8.8
Equity-based compensation	3.6	3.9
Bad debt expense (recoveries), net	(0.8)	(1.6)
Deferred income taxes	(25.8)	(9.1)
Non-cash interest expense, net	4.9	6.9
Changes in operating assets and liabilities, excluding impact of acquisitions and dispositions:
Accounts receivable	18.1	14.0
Prepaid and other current assets	2.9	6.6
Other assets	(1.0)	3.9
Accounts payable	(0.8)	(10.4)
Accrued expenses	(15.4)	4.2
Due to affiliates	(22.7)	—
Other liabilities	60.9	3.0

Net cash provided by operating activities	6.3	46.7

Cash flows from investing activities:
Purchases of property and equipment	(28.1)	(46.6)
Amounts received from (advanced to) affiliate (Note 16)	117.1	(5.7)

Net cash provided by (used in) investing activities	89.0	(52.3)

Cash flows from financing activities:
Proceeds from issuance of long-term debt and other financing obligations	—	91.7
Proceeds from sale-leaseback transaction	2.4	—
Repayment of long-term debt	(24.2)	(4.6)
Repayment of capital leases and other financing obligations	(36.2)	(12.6)
Capital redemption	(97.9)	0.4

Net cash (used in) provided by financing activities	(155.9)	74.9

Effect of foreign currency exchange rates on cash	(0.6)	(5.9)

Net (decrease) increase in cash	(61.2)	63.4
Cash at beginning of period	120.7	13.0

Cash at end of period	$59.5	$76.4

Supplemental cash flow information:
Cash paid for income taxes, net of refunds	$4.5	$0.5

Cash paid for interest	$33.6	$31.6

Non-cash purchases of property, plant and equipment	$8.3	$43.4

CYXTERA TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(in millions)

(unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net Loss to EBITDA Reconciliation:
Net loss	$(93.0)	$(55.5)	$(145.6)	$(102.9)
Depreciation and amortization	60.5	57.9	121.1	114.9
Interest and other expenses, net	43.5	42.5	87.2	86.1
Income tax (benefit) expense	(12.9)	6.3	(25.8)	(8.1)

EBITDA	(1.9)	51.2	36.9	90.0

Transaction Adjustments
Equity-based compensation	1.8	1.9	3.6	3.9
Straight-line rent adjustment	0.7	0.8	1.9	1.5
Amortization of Favorable / Unfavorable Leasehold Interest & ARO accretion	0.9	0.9	1.7	1.8
Stand-up separation & other	0.3	0.9	3.4	3.7
Restructuring costs & other	60.6	1.4	70.9	4.0
Impairment of note and other receivables from affiliate	—	2.1	—	8.8

Total Adjustments	64.3	8.0	81.4	23.8

Transaction Adjusted EBITDA	$62.3	$59.1	$118.4	$113.8

Note: numbers may not foot or cross-foot due to rounding

Press Contact:

Xavier Gonzalez

Cyxtera

xavier.gonzalez@cyxtera.com

IR Contact:

Michael Morales

Cyxtera

IR@cyxtera.com